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                                                                     Exhibit 5.0

                              September 20, 2001


Board of Directors
American Financial Holdings, Inc.
102 West Main Street
New Britain, Connecticut 06051

         Re:      Registration Statement on Form S-4


Dear Board Members:

         We have acted as special counsel for American Financial Holdings, Inc., a Delaware corporation ("American Financial"). At the request of American Financial, we have examined the registration statement on Form S-4 (the "Registration Statement") as initially filed on September 20, 2001 by American Financial with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), and the regulations promulgated thereunder.

         The Registration Statement relates to, among other things, the registration under the Act of 3,620,556 shares (the "Shares") of common stock, $0.01 par value per share, of American Financial ("American Financial Common Stock"), into which certain shares of common stock, $1.00 par value per share, of American Bank of Connecticut, a Connecticut-chartered savings bank, will be converted pursuant to an Agreement and Plan of Merger dated as of July 18, 2001, by and among American Financial, American Savings, a Connecticut-chartered stock savings bank, and American Bank of Connecticut (the "Merger Agreement").

         In the preparation of this opinion, we have examined originals or copies identified to our satisfaction of: (i) the Certificate of Incorporation of American Financial, as filed with the State of Delaware; (ii) the Bylaws of American Financial; (iii) all minutes of American Financial relating to the issuance of the American Financial Common Stock being registered under the Registration Statement; (iv) the Merger Agreement; and (v) the Registration Statement, including the exhibits thereto. We have also examined originals or copies of such documents, corporate records,
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Board of Directors
American Financial Holdings, Inc.
September 20, 2001
Page 2


certificates of public officials and other instruments, and have conducted such other investigations of law and fact as we have deemed necessary or advisable for purposes of our opinion.

         In our examinations, we have assumed, without investigation, the genuineness of all signatures, the authenticity of all documents and instruments submitted to us as originals, the conformity to the originals of all documents and instruments submitted to us as certified or conformed copies, the correctness of all certificates, and the accuracy and completeness of all records, documents, instruments and materials made available to us by American Financial.

         Our opinion is limited to the matters set forth herein and we express no opinion other than as expressly set forth herein. In rendering the opinion set forth below, we do not express any opinion concerning law other than the corporate law of the State of Delaware. Our opinion is expressed as of the date hereof and is based on laws currently in effect. Accordingly, the conclusions set forth in this opinion are subject to change in the event that any laws should change or be enacted in the future. We are under no obligation to update this opinion or to otherwise communicate with you in the event of any such change.

         Based upon and subject to the foregoing, it is our opinion that the Shares, when issued in accordance with the terms of the Merger Agreement upon consummation of the merger contemplated therein, will be validly issued, fully paid and nonassessable.

         The following provisions of the Certificate of Incorporation may not be given effect by a court applying Delaware law, but in our opinion the failure to give effect to such provisions will not affect the duly authorized, validly issued, fully paid and nonassessable status of the Shares:

         (a) Subsections C.3 and C.6 of Article FOURTH and Section D of Article EIGHTH, which grant the Board the authority to construe and apply the provisions of those Articles, subsection C.4 of Article FOURTH, to the extent that subsection obligates any person to provide to the Board the information such subsection authorizes the Board to demand, and the provision of Subsection
               C.7 of Article EIGHTH empowering the Board to determine the Fair Market Value of property offered or paid for the Company's stock by an Interested Stockholder, in each case to the extent, if any, that a court applying Delaware law were to impose equitable limitations upon such authority; and

         (b) Article NINTH, which authorizes the Board to consider the effect of any offer to acquire the Company on constituencies other than stockholders in evaluating any such offer.
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Board of Directors
American Financial Holdings, Inc.
September 20, 2001
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         We hereby consent to the filing of this opinion as an exhibit to the
Registration Statement and to the reference to our Firm under the caption "Legal Matters" in the Proxy Statement- Prospectus forming a part of the Registration Statement. In giving such consent we do not hereby admit that we are experts or otherwise within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Securities and Exchange Commission thereunder.

                                               Sincerely,



                                           /s/ MULDOON MURPHY & FAUCETTE LLP